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                                                                    EXHIBIT 5.01

                                                    August 14, 2001


American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, Michigan 48212

Ladies and Gentlemen:
                  We have acted as counsel to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the sale by and issuance and sale by the Company and the sale by those selling stockholders of the Company (the "Selling Stockholders") named in the Registration Statement, of an aggregate of up to 8,625,000 shares of common stock par value $0.01 per share, 5,175,000 shares of which have been issued and are outstanding (together with any additional shares of such stock that have been issued and are outstanding that may be sold by the Company or the Selling Stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "Outstanding Shares"), 3,000,000 shares of which have been issued and are held by the Company as treasury stock and 450,000 shares of which may be issued and sold by the Company (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "New Shares").





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American Axle & Manufacturing         -2-                        August 14, 2001
Holdings, Inc.


                  We have examined the Registration Statement and a form of the share certificate which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable and that (1) when the Board of Directors of the Company (the "Board") has taken all necessary corporate action to authorize and approve the issuance of the New Shares and (2) upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board, the New Shares will be validly issued, fully paid and nonassessable.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).




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American Axle & Manufacturing         -3-                        August 14, 2001
Holdings, Inc.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.01 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                                  Very truly yours,




                                              /s/ SIMPSON THACHER & BARTLETT